EXHIBIT (13)(a)(ii)


 12/31/96
 GENERATIONS
 AVERAGE ANNUAL TOTAL RETURNS                                                                   AAT
 AND TOTAL RETURNS                                                                             RETURN
 FEES BASED ON AVE $40,000 ACCOUNT                               1 YEAR         5 YEAR          SINCE
 USING HYPOTHETICAL UNIT VALUES                                   AATR           AATR         INCEPTION
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                                                                                               07/03/95
 REAL ESTATE SECURITIES #93                                                                    12/31/96
                                                                 365             1826            547
 INITIAL INVESTMENT                                             1,000.00        1,000.00       1,000.00
 BEG OF PERIOD UV                                                   5.380054      N/A              5.000000
 # OF UNITS PURCHASED                                             185.871740      N/A            200.000000
 END OF PERIOD UV                                                   7.454877        7.454877       7.454877
 END OF PERIOD VALUE                                            1,385.65            0.00       1,490.98
 SURRENDER CHARGE PERCENTAGE                                        6.0%            4.0%           6.0%
 FREE 10% WITHDRAWAL                                                0.00          100.00         100.00
 LESS SURRENDER CHARGES                                            60.00           36.00          54.00
 LESS ANNUAL FEE ($)                                               $1.04           $0.00          $2.84

 REDEEMABLE VALUE (after fees & CDSC)                           1,324.61          N/A          1,434.14

 PERCENT RETURN                                                    32.46%         N/A             27.22%
 PERCENT RETURN -  NO FEES & NOT SURRENDERED                       38.57%         N/A             30.57%
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